Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [****]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 15, 2025, between Senseonics Holdings, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company intends to offer Common Stock (as defined below) (i) to the public by means of a registered Public Offering (as defined below), or (ii) in a Second Private Placement (as defined below), or (iii) a combination of a Public Offering and a Second Private Placement, each of which is to be completed immediately prior to the private placement of the Shares (as defined below) contemplated by this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Shares as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Affiliate of the Company” shall have the meaning ascribed to such term in Section 4.12.

“Baker McKenzie” means Baker & McKenzie LLP, with offices located at 300 East Randolph Street, Suite 5000, Chicago, Illinois 60601.

“Beneficial Ownership Limitation” means 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of securities at the Closing, including all shares of Common Stock issued pursuant to the initial closing of the Public Offering and/or the Second Private Placement.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(nn).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Business Transaction” means a transaction or series of related transactions (a) in which a Person, or a group of related Persons, would acquire shares of voting securities of the Company representing more than 50% of the voting power of the Company’s outstanding voting securities, (b) involving a merger, consolidation or reorganization of the Company or any of the Subsidiaries, following which the holders of the Company’s voting stock immediately prior to such transaction do not hold at least 50% of the securities entitled to vote for the board of directors or other government body of the surviving entity (or a parent corporation of the surviving entity), (c) involving a sale, transfer, conveyance or disposition of a material portion of the consolidated assets of the Company to a Person, or group of related Persons, other than to a Subsidiary or a Person that becomes a Subsidiary or (d) a sale, exclusive license or exclusive distribution arrangement involving any of the Company’s material intellectual property (including the Gemini Product and/or the Freedom Product), provided, however, that “Business Transaction” shall not include an exclusive distribution agreement with respect to any product of the Company in one or more jurisdictions outside of the United States that does not restrict the ability to consummate a Business Transaction with the Purchaser so long as the Company provides to the Purchaser written notice [****].

“Business Transaction Notice” shall have the meaning ascribed to such term in Section 4.6(a).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived.

“Closing Time” means the time of the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Contract” shall have the meaning ascribed to such term in Section 4.12.

“Company Counsel” means Cooley LLP, with offices located at 11951 Freedom Drive, Reston, Virginia 20190.

“Company Representative” shall have the meaning ascribed to such term in Section 4.12.

“Confidential Information” shall have the meaning ascribed to such term in Section 4.15.

“Delivery Date” means the earlier of: (i) the date of the initial closing of the Public Offering, if applicable, or (ii) the Closing Date.

“Diligence Period” means the period commencing on the date of delivery of a Business Transaction Notice and ending on the date that is [****] Days after the Diligence Period Commencement Date.

“Diligence Period Commencement Date” shall have the meaning ascribed to such term in Section 4.6(a).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(rr).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(nn).

“Freedom Product” means a glucose monitoring system in development by the Company which includes, but is not limited to, a fully-implantable sensor and battery that is indicated for 365 days of continuous use, which, among other things, functions as a continuous glucose monitor and communicates directly to a smartphone without the need for an external transmitter or a requirement that the user swipe a smartphone over the implantation area.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“GDPR” shall have the meaning ascribed to such term in Section 3.1(kk).

“Gemini Product” means a glucose monitoring system in development by the Company which includes, but is not limited to, a fully-implantable sensor and battery that is indicated for 365 days of continuous use and which, among other things, functions both (i) as a continuous glucose monitor by transmitting data to a smartphone via an external transmitter and (ii) as a flash glucose monitor by transmitting data to a smartphone that is swiped over the implantation area.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(rr).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(jj).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Disclosure” means the disclosure of non-public information that, in the good faith judgment of the Purchaser (after consultation with external legal counsel), would be considered by a reasonable investor to be important in making an investment decision with respect to the Company’s Common Stock.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(oo).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ll).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(kk).

“Policies” shall have the meaning ascribed to such term in Section 3.1(kk).

“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(kk).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), pending or, to the Company’s knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means a supplement to the Prospectus filed pursuant to Rule 424(b) of the Securities Act with the Commission in connection with the Public Offering, if any.

“Public Offering” means, if applicable, the issuance and sale of shares of Common Stock by the Company pursuant to the Underwriting Agreement closing immediately prior to the Closing Time.

“Public Offering Price” means, if applicable, the public offering price per share of the Common Stock in the Public Offering, if any, as set forth on the cover page of the Prospectus Supplement.

“Purchaser Agreement” shall have the meaning ascribed to such term in Section 4.12.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Purchaser Proposal” shall have the meaning ascribed to such term in Section 4.6(b).

“Purchaser Rights Period” means the period beginning on the Closing Date and ending on the earlier of (i) the date that is 90 calendar days following the date of FDA clearance of the Freedom Product as an integrated continuous glucose monitor (iCGM), (ii) the date upon which the Purchaser no longer owns at least 80% of the Shares issued to the Purchaser pursuant to this Agreement, subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement, and (iii) December 31, 2032.

“Put Closing” shall have the meaning ascribed to such term in Section 4.13.

“Put Price” shall have the meaning ascribed to such term in Section 4.13.

“Put Securities” shall have the meaning ascribed to such term in Section 4.13.

“Registration Statement” means the Company’s Registration Statement on Form S-3 (Commission File No. 333-273882), including the Prospectus and Prospectus Supplement relating to the Public Offering and all documents incorporated by reference therein.

“Regulated Product” shall have the meaning ascribed to such term in Section 3.1(hh).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Restricted Activities” shall have the meaning ascribed to such term in Section 4.6(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 506” means Rule 506 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sale Notification Date” shall have the meaning ascribed to such term in Section 4.2(c).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Private Placement” means the private placement of Common Stock to one or more accredited investors in an offering exempt from registration under the Securities Act pursuant to Section 4(a)(2) and/or Regulation D promulgated under the Securities Act, if any, closing immediately prior to the Closing Time.

“Second Private Placement Agreement” means the securities purchase agreement to be entered into by and among the Company and the Second Private Placement Investors.

“Second Private Placement Investors” means the parties to the Second Private Placement Agreement.

“Second Private Placement Price” means the price per share of Common Stock paid by the Second Private Placement Investors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Stop Notice” shall have the meaning ascribed to such term in Section 4.2(c).

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder, being the number of Shares multiplied by the Subscription Price, in United States dollars and in immediately available funds.

“Subscription Price” means (A) in the event of a Public Offering with no Second Private Placement, the Public Offering Price; (B) in the event of a Second Private Placement with no Public Offering, the Second Private Placement Price; or (C) in the event of a combination of a Public Offering and Second Private Placement, the lower of the Public Offering Price and the Second Private Placement Price.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any such direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Party” shall have the meaning ascribed to such term in Section 4.6(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A. and any successor transfer agent of the Company.

“Underwriters” means, in the event of a Public Offering, the underwriters party to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement to be entered into by and among the Company and the Underwriters in connection with the Public Offering, if any.

“Unsolicited Proposal” shall have the meaning ascribed to such term in Section 4.6(a).

ARTICLE II PURCHASE AND SALE

2.1           Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a number of Shares equal to the lesser of (a) $25,000,000 divided by the Subscription Price, and (b) the Beneficial Ownership Limitation. The Company shall deliver to the Purchaser the Shares, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2, at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Baker McKenzie or such other location as the parties shall mutually agree. At the Closing, the Purchaser shall make payment of the Subscription Amount by wire transfer in immediately available funds to the account set forth hereto on Exhibit A against delivery to the Purchaser of evidence from the Transfer Agent of a book-entry position evidencing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser.

2.2            Deliveries.

(a)           On or prior to the Delivery Date (except as indicated below), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)          legal opinions of Company Counsel, directed to the Purchaser, in form and substance reasonably acceptable to the Purchaser;

(iii)         confirmation of the wire instructions set forth on Exhibit A, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iv)         a copy of the irrevocable instructions to the Transfer Agent, dated as of the Closing Date, instructing the Transfer Agent to deliver on an expedited basis a book-entry position evidencing the Shares registered in the name of the Purchaser;

(v)          waivers of preemptive rights associated with the sale of Shares pursuant to this Agreement and the sale of Common Stock pursuant to the Public Offering and the Second Private Placement, as applicable, from PHC Holdings Corp.;

(vi)          in the event of a Public Offering, confirmation that the Company has complied with the notice requirements applicable to the Public Offering pursuant to the Company’s Loan and Security Agreement, dated September 8, 2023, with Hercules Capital and the lenders party thereto; and

(vii)        a certificate executed by the Chief Executive Officer or Chief Financial Officer certifying that the Company has satisfied the conditions set forth in Section 2.3(b) of this Agreement.

(b)           On or prior to the Delivery Date, the Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by the Purchaser.

(c)           On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Subscription Amount.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Delivery Date of the representations and warranties of the Purchaser contained herein (unless made as of a specific date therein in which case they shall be accurate in all material respects as of such date);

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Delivery Date of the representations and warranties of the Company contained herein (unless made as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company between the date hereof and the Delivery Date;

(v)          (A) in the event of a Public Offering, the Underwriters shall have purchased, prior to the Closing Time, the shares of Common Stock pursuant to the Registration Statement and the Underwriting Agreement in connection with the Public Offering, and the Public Offering shall have resulted in net proceeds (after deducting underwriting discounts, fees and commissions and expenses payable by the Company) to the Company of not less than $25,000,000, or (B) in the event of a Second Private Placement, the Second Private Placement Investors shall have purchased the shares of Common Stock sold in such offering, and such Second Private Placement shall have resulted in net proceeds (after deducting placement agent discounts, fees and commissions and expenses payable by the Company) to the Company of not less than $25,000,000, or (C) in the event of a combination of the Public Offering and Second Private Placement, the Underwriters and the Second Private Placement Investors, respectively, in such transactions shall have purchased shares of Common Stock resulting in net proceeds (after deducting underwriting or placement agent discounts, fees and commissions and expenses payable by the Company) to the Company of not less than $25,000,000; and

(vi)         in the event of a Second Private Placement, the rights granted to the Second Private Placement Investors in the Second Private Placement shall not be materially preferential relative to the rights granted to the Purchaser hereunder. For purposes of this Section 2.3(b)(vi), the parties agree that none of the following, if granted to any investor in the Second Private Placement, shall, individually or collectively, constitute materially preferential rights: investor representation on the Company’s board of directors and/or committees thereof; board observation rights; information rights customary for a solely financial investor; customary registration rights; and pro rata participation rights with respect to future equity financings.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or as set forth in the reports filed by the Company pursuant to the Exchange Act with the Commission after February 28, 2024, Registration Statement, the Prospectus and the preliminary Prospectus Supplement, including any documents incorporated by reference therein, the Company hereby makes the following representations and warranties to the Purchaser:

(a)           Subsidiaries. All of the direct and indirect Subsidiaries are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume in the Common Stock alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person (except with respect to agreement with debt and equity holders of the Company) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to the Exchange Act, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g)           Capitalization. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options or vesting and settlement of restricted stock units under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except for the preemptive rights that have been waived. Except as a result of the purchase and sale of the Shares and as set forth on Schedule 3.1(g), (i) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary, (ii) the issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person, (iii) there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary, (iv) there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary and (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares of capital stock and all securities exchangeable for or convertible into such capital stock have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information, except as would not have a Material Adverse Effect. Except for the entry into this Agreement, the issuance of the Shares contemplated by this Agreement and the shares of Common Stock in the Public Offering and the Second Private Placement, additional business updates described in the Prospectus Supplement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made.

(j)            Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)           Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)           Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have, or have rights to use, such Intellectual Property Rights could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that its intellectual properties violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount and the gross proceeds to be raised by the Company in the Public Offering and the Second Private Placement. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)           Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)           Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)           Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights. Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(y)           Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents, employees or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. The Prospectus Supplement is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Shares under the Securities Act, or (ii) requiring shareholder approval under applicable provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder and shares of Common Stock in the Public Offering and the Second Private Placement, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all U.S. federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd)         Accountants. The Company’s independent registered public accounting firm is KPMG LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ee)         Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)          [Reserved].

(gg)         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) except as contemplated by the Public Offering and the Second Private Placement, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(hh)         FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or similar regulatory authority (including state and foreign regulatory authorities) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) or similar laws, rules and regulations (including foreign laws and regulations) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Regulated Product”), such Regulated Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity or regulatory or self-regulatory body, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Regulated Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Regulated Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and similar regulatory authorities (including applicable state and foreign regulatory authorities). The Company has not been informed by the FDA or any or similar regulatory authority (including state and foreign regulatory authorities) that the FDA or such regulatory authority will prohibit the marketing, sale, license or use of any product proposed to be developed, produced or marketed by the Company nor has the FDA or such regulatory authority expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company that as of the date hereof would reasonably be expected to have a materially adverse effect on the Company’s ability to receive approval or clearing for marketing of any such product.

(ii)           Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj)           Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(kk)         Compliance with Data Privacy Laws. (i) The Company and the Subsidiaries are, and at all times during the last three years were, in compliance with all applicable state, federal and foreign data privacy and security laws and regulations, including, without limitation, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (as defined below) (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by the Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries (i) to the knowledge of the Company, has received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(ll)           Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm)       U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(nn)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(pp)         Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

(qq)         No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(rr)           No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(ss)         Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares.

(tt)           Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless made as of a specific date therein, in which case they shall be accurate as of such date):

(a)           Organization; Authority. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Understandings or Arrangements. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities law.

(c)           Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d)           Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)           Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)           Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Removal of Legends.

(a)           The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c)           Certificates or book-entry notations evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof) following any sale of such Shares pursuant to Rule 144, or if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than the earlier of (i) one Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate or book-entry notation representing Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate or book-entry notation representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate or book-entry notation representing Shares issued with a restrictive legend.

4.2           Furnishing of Information.

(a)           Until the later of (x) the expiration of the Purchaser Rights Period or (y) the date on which the Purchaser is eligible to sell all of its Shares without restriction under Rule 144, including, without limitation, without volume or manner-of-sale-limitations, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           During the Purchaser Rights Period, not less frequently than [****] after the end of each calendar quarterly period, the Company will provide to the Purchaser a summary or documentation of all clinical results and material information that have been generated in the course of the research and development of the Gemini Product and the Freedom Product that are in the possession or control of the Company or the Subsidiaries prior to the end of such quarterly period, including [****]. The foregoing provisions shall not, notwithstanding anything to the contrary set forth in this Section 4.2(b), require the Company to provide the Purchaser with any competitively sensitive information; provided that, the Company shall give notice to the Purchaser of the fact that such documents or information are being withheld, and thereafter shall use commercially reasonable efforts to cause such documents or information, as applicable, to be made available to the Purchaser in the maximum scope or alternative manner that would not constitute competitively sensitive information.

(c)           In connection with any provision of information contemplated by Section 4.2(b), the Purchaser may request by email titled “Restrict Material Disclosures” to [****] no later than the last day of any calendar quarterly period, that the Company not provide any Material Disclosures (the “Stop Notice”). If, notwithstanding such request, following the Stop Notice the Company provides to the Purchaser any Material Disclosure that has not been previously disclosed to the Purchaser pursuant to Section 4.2(b) (including in connection with any follow-up communications as contemplated by Section 4.2(b)) prior to delivery of the Stop Notice and the Purchaser notifies Company of its desire to sell Shares (the “Sale Notification Date”) then [****].

(d)           During the Purchaser Rights Period, the Purchaser shall promptly advise the Company, in writing (i) when the Purchaser no longer owns at least 80% of the Shares issued to the Purchaser pursuant to this Agreement, subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement, (ii) upon the Company’s written request no more frequently than once per calendar year, the number of shares of the Company’s Common Stock that the Purchaser beneficially owns.

4.3           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Publicity. The Company shall consult with the Purchaser prior to issuing any press releases or other public disclosures with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement without the prior consent of the Purchaser, which consent shall not unreasonably be withheld or delayed, except if such disclosure is, in the good faith assessment of Company after conferring with counsel, required by law, in which case the Company shall promptly provide the Purchaser with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Purchaser regarding such disclosure. The parties acknowledge that the Company intends to disclose the name of the Purchaser and a description of the transactions contemplated by this Agreement in one or more filings with the Commission, and that the Company intends to file a copy of this Agreement as an exhibit to one or more filings with the Commission.

4.5           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Shares under the Transaction Documents.

4.6           Right of First Negotiation. During the Purchaser Rights Period:

(a)           If (i) the Company receives an unsolicited bona fide letter of intent, written indication of interest, term sheet or draft definitive agreement from a Person other than Purchaser or any of its Affiliates (a “Third Party”) that contemplates a Business Transaction which the Board determines warrants engaging in negotiations with the Third Party or which the Company otherwise determines warrants entering into a nondisclosure agreement with such Person or providing confidential information to such Person (an “Unsolicited Proposal”), the Company shall notify the Purchaser in writing of such event [****]; or (ii) the Board of Directors authorizes the Company to solicit indications of interest from one or more Third Parties relating to any transaction that would constitute a Business Transaction (the “Board Authorization”), the Company shall notify the Purchaser in writing of such event [****] (each such notification, a “Business Transaction Notice”). [****]. Following the date of the receipt of the Unsolicited Proposal or Board Authorization, as applicable, and prior to the expiration of the Diligence Period, the Company shall (i) not engage in discussions with any bidders or other Third Parties relating to any transaction that would constitute a Business Transaction (other than the Company’s legal and financial advisors and other representatives who have a reasonable need to access such information in connection with the Business Transaction) or share confidential information regarding the Company with any bidders or other Third Parties (other than the Company’s legal and financial advisors and other representatives who have a reasonable need to access such information in connection with the Business Transaction) in connection with any potential Business Transaction, or enter into or complete any binding agreement, commitment or arrangement with any bidder or other Third Party that would prevent the Company from (A) complying with its obligations hereunder or (B) entering into a definitive agreement for, or consummation of, a Business Transaction with the Purchaser, and (ii) except as required by applicable law, rule, or regulation (including the rules of the principal Trading Market), not make any public announcement regarding any potential Business Transaction (the activities contemplated by the foregoing clause (i) and (ii) constituting “Restricted Activities”). Notwithstanding the foregoing, a written or oral communication by the Company or its representatives with a Third Party who has delivered an Unsolicited Proposal to the Company advising the Third Party of the Company’s obligations under this Agreement, and its intention to comply with such obligations, shall not constitute Restricted Activities. As soon as reasonably practicable after the Company delivers a Business Transaction Notice to the Purchaser, the Company will [****]. During the Diligence Period, the Company shall (y) continue refraining from engaging in Restricted Activities and (z) negotiate a potential Business Transaction in good faith on an exclusive basis with the Purchaser, unless such negotiations are terminated early in writing by the Purchaser.

(b)           In addition, unless a Diligence Period shall (A) be continuing or (B) shall have expired with respect to the Company’s exploration of a potential Business Transaction in accordance with Section 4.6(a) which process remains ongoing, in the event the Purchaser delivers to the Company a bona fide letter of intent, written indication of interest, term sheet or draft definitive agreement that contemplates a Business Transaction with the Purchaser (a “Purchaser Proposal”), then, on one occasion during the Purchaser Rights Period, during the period commencing on the date of delivery of such Purchaser Proposal and [****] of such Purchaser Proposal, the Company shall (i) refrain from engaging in Restricted Activities and (ii) negotiate a potential Business Transaction in good faith on an exclusive basis with the Purchaser, unless such negotiations are terminated early in writing by the Purchaser.

(c)           Notwithstanding the foregoing, nothing in Section 4.6(a) or 4.6(b) shall obligate the Board to pursue any transaction or otherwise limit the Board’s ability to enter into or decline to enter into any Business Transaction with the Purchaser or, following the termination or expiration of the Diligence Period and performance by the Company of its obligations set forth in this Agreement, with any Third Party.

4.7           Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for working capital and other general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt, (b) for the payment of dividends or the redemption or repurchase of any Common Stock or Common Stock Equivalents, (c) for the payment of any consideration in any merger or purchase or other acquisition of assets outside the ordinary course of business, (d) for the settlement of any outstanding litigation or (e) in violation of FCPA or OFAC regulations.

4.8           Indemnification of Purchaser. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents) or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing (provided that the failure to notify the Company shall not relieve it from any liability that it may have under this Section 4.8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure) and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.10         Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D under the Securities Act and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take any action that the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.12         Non-Affiliation. From and after the date hereof, the Company shall not and shall not cause or direct or permit any of its Subsidiaries or any of its or their respective officers, directors, managers, or employees (collectively, the “Company Representatives”), to (a) identify the Purchaser or any other Purchaser Party or otherwise hold any Purchaser Party out to be an Affiliate of the Company (as defined below) or any of its Subsidiaries or Affiliates unless such identification is required by law, (b) take any action, or omit to take any action, that causes or that would reasonably be expected to cause any Purchaser Party to be or become an Affiliate of the Company or any of its Subsidiaries or Affiliates, other than as set forth in or pursuant to any written agreement executed and delivered by any Purchaser Party (a “Purchaser Agreement”), or (c) make, enter into, modify or amend any contract, agreement, instrument, commitment or other arrangement, whether written or oral (a “Company Contract”), other than a Purchaser Agreement, that subjects or that would reasonably be expected to subject any Purchaser Party or any of its assets or properties (other than the Shares held by a Purchaser Party), tangible or intangible, to any lien, encumbrance, claim, restriction or similar obligation or grant or allow on or, with respect to any such assets or properties, any right of use, exploitation, access or discovery to or in favor of any person or entity. The Company hereby represents and warrants to the Purchaser Parties that as of the date hereof neither the Company nor any of its Subsidiaries is a party to, nor are any of its or their assets or properties bound by, any Contract that would violate the provisions of this Section 4.12. As used herein, “Affiliate of the Company” means any Person that controls, is controlled by or is under common control with the Company (with “control” and its correlative terms meaning the right or power, directly or indirectly, to cause or restrict the direction of the management and policies of the Company whether through the voting of securities, by Contract or otherwise). While the Purchaser holds any Shares, following receipt of a written request from the Company in connection with any bona fide transaction or change in the Board of Directors or executive officer composition of the Company, the Purchaser will use all commercially reasonable efforts to notify the Company whether a Person party to, or an interested Person in, such transaction as specified by the Company in its request is determined to be an Affiliate of the Purchaser at such time.

4.13         Put Option. The Purchaser may, at any time in its sole discretion, by delivery of written notice to the Company, cause the Company or its designee(s) to buy all (or such portion as the Purchaser shall designate) of the Shares held by any Purchaser Party (the “Put Securities”) at a price per share equal to $0.001 (the “Put Price”). The closing for the purchase and sale of the Put Securities shall be handled by electronic exchange of documents and signatures effecting such closing of the purchase and sale of the Put Securities on the date specified in such notice (the “Put Closing”), which date shall be not less than three Business Days nor more than ten Business Days after the date of such notice. At the Put Closing, the Purchaser Party holding the Put Securities shall deliver any certificate(s) evidencing (or other evidence of) the Put Securities being purchased, duly endorsed in blank or accompanied by a stock power or similar transfer document in favor of the Company or such designee(s). In consideration therefor, the Company or such designee(s) shall deliver to the Purchaser the Put Price for such Put Securities, which shall be payable in cash (by wire transfer, check or cancellation of indebtedness in the manner designated by the Purchaser in the notice). If the Put Securities are all the Shares held by all Purchaser Parties as of immediately prior to the Put Closing, the obligations of the Purchaser Parties under the Transaction Documents shall terminate, except for (i) confidentiality obligations of the Purchaser that by their terms survive, (ii) any liability of any Purchaser Party for breach of such Transaction Documents before the Put Closing and (iii) any executory obligation to more fully document or evidence the Put Closing and the transfer of the Put Securities to the Company pursuant to such Put Closing.

4.14         Redemptions, Repurchases of Common Stock and Stock Splits.

(a)           If at any time the Shares are not freely tradable by the Purchaser under Rule 144 without volume and manner-of-sale restrictions, the Company shall not, without first obtaining the written approval of the Purchaser, repurchase or redeem any shares of Common Stock or effect any reverse stock split or similar transaction if such repurchase, redemption, reverse stock split or similar transaction would cause the Purchaser to beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the full amount of such repurchase, redemption, reverse stock split or similar transaction.

(b)           If at any time the Shares are freely tradable by the Purchaser under Rule 144 without volume and manner-of-sale restrictions, the Company shall not, without first providing the Purchaser with at least 15 Business Days of prior written notice, repurchase or redeem any shares of Common Stock or effect any reverse stock split or similar transaction if such repurchase, redemption, reverse stock split or similar transaction would cause the Purchaser to beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the full amount of such repurchase, redemption, reverse stock split or similar transaction.

4.15         Confidentiality.

(a)           The Purchaser shall, and shall direct its Affiliates and its representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that has been or may be furnished to the Purchaser, its Affiliates or its representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement or prior agreements regarding confidentiality (collectively referred to as the “Confidential Information”), provided that the Confidential Information shall not include information that (a) was or becomes available to the public other than as a result of a disclosure by the Purchaser, any of its Affiliates or any of its representatives in violation of this Section 4.15 or Purchaser’s other obligations of confidentiality to Company, (b) was or becomes available to the Purchaser, any of its Affiliates or any of its representatives from a source other than the Company, its Affiliates or its representatives, provided that such source is not known, after reasonable inquiry, to the Purchaser to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company, (c) at the time of disclosure is already in the possession of the Purchaser, any of its Affiliates or any of its representatives on a non-confidential basis, or (d) was independently developed by the Purchaser, any of its Affiliates or any of its representatives without reference to, incorporation of, or other use of any Confidential Information. The Confidential Information may be disclosed (i) to the Purchaser’s Affiliates or any of its representatives and (ii) in the event that the Purchaser, any of its Affiliates or any of its representatives are requested or required by applicable law, regulation, judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Purchaser, its Affiliates and its representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

(b)           The Company shall, and shall direct its Affiliates and its representatives to, keep strictly confidential any Purchaser Proposal and any related non-public information provided by the Purchaser, or related discussions with the Purchaser, and the Company shall not, and shall direct its Affiliates and its representatives not to, disclose such information to any third party, other than to the Company’s legal or financial advisors who are subject to the Company’s confidentiality obligations, without the Purchaser’s prior written consent.

ARTICLE V
MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by the Purchaser by written notice to the Company if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Purchaser.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement nor any rights or obligations hereunder without the prior written consent of the other party; provided, that the Purchaser may assign any or all of its rights under this Agreement to any Affiliate to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the Purchaser.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10         Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of the Shares.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14         Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

senseonics holdings, inc.		Address for Notice:

By:	/s/ Timothy T. Goodnow, PhD	Attn: Tim Goodnow
	Name: Timothy T. Goodnow, PhD	President and CEO
	Title: President & CEO	20451 Seneca Meadows Parkway
Germantown, MD 20876
E-Mail: [****]

With a copy to (which shall not constitute notice):

Rick Sullivan, CFO and Ken Horton, GC
[****]
[****]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Abbott Laboratories

Signature of Authorized Signatory of Purchaser:	/s/ Scott Leinenweber

Name of Authorized Signatory:	Scott Leinenweber

Title of Authorized Signatory:	SVP, Licensing, Acquisitions & Ventures

Email Address of Authorized Signatory: [****]

(w/copy to:

Divisional Vice President and Associate General Counsel, Licensing & Acquisitions:

[****]

Address for Notice to Purchaser:

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064

Attention: Senior Vice President, Licensing, Acquisitions & Ventures

With a copy (which shall not constitute notice) to:

Abbott Laboratories

100 Abbott Park Road, D-364

Abbott Park, Illinois 60064-3500

Attention: Executive Vice President, General Counsel and Secretary

EIN Number: 36-0698440

EXHIBIT A

[****]

Disclosure Schedules

[****]